Exhibit 10.48

ADDENDUM TO EMPLOYMENT AGREEMENT

This agreement (”Agreement”) is an addendum to the employment agreement (“Employment Agreement) dated as of May 6, 2010, between TOMMY HILFIGER GROUP B.V., a private limited liability company organized under the laws of the Netherlands and FRED GHERING (together the “Parties”), signed on November 1, 2010.

The Parties and PRINCE 1 B.V., a private limited liability company organized under the laws of the Netherlands,

AGREE that with an immediate effect PRINCE 1 B.V. takes over TOMMY HILFIGER GROUP B.V.’s rights and obligations arising from the Employment Agreement, and that as a result FRED GEHRING is, from this moment on, employed by PRINCE 1 B.V.;

After the take-over as outlined above, the Parties will have no claims against each other and grant each other full and final discharge (finale kwijting) in respect of any rights and obligations arising from the Employment Agreement;

IN WITNESS WHEREOF, the Parties and PRINCE 1 B.V. hereto have duly executed this agreement.

TOMMY HILFIGER GROUP B.V.

By: /s/ Fred Gehring	/s/ Ludo Onnink
Name: Fred Gehring	Name: Ludo Onnink
Title:

Date: December 31, 2010	Date: : December 31, 2010

PRINCE 1 B.V.

By: /s/ Fred Gehring	/s/ Ludo Onnink
Name: Fred Gehring	Name: Ludo Onnink

Date: : December 31, 2010	Date: : December 31, 2010

/s/ Fred Gehring
Fred Gehring

Date: December 31, 2010